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                                                                  Exhibit 4.(A)3

                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER (together will all Exhibits hereto, the "Agreement"), dated as of February 25, 2002 among iMedeon Inc., a Georgia corporation (the "Company"), the stockholders of the Company ("Company Stockholders"), ViryaNet Ltd., an Israeli company ("Parent"), and ViyraNet Acquisition, Inc. ("Merger Sub"), a Georgia corporation and a subsidiary of ViryaNet, Inc., the US subsidiary of Parent. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in Annex I attached hereto.

                                    RECITALS

                  WHEREAS, the respective boards of directors of each of Parent and Merger Sub have approved the merger of Merger Sub with and into the Company (the "Merger") and approved the Merger upon the terms and subject to the conditions set forth in this Agreement; and

                  WHEREAS, the board of directors of the Company has submitted this Agreement to the Company Stockholders in accordance with the requirements of the Georgia Business Corporation Code (the "GCL"); and

                  WHEREAS, all of the Company Stockholders have approved the Merger and all other transactions contemplated under this Agreement; and

                  WHEREAS, the Company, Company Stockholders, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger.

                  NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

1.       The Merger; Closing; Effective Time; Deliveries Upon Signing

         1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3) Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"), and the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth herein. The Merger shall have the effects specified in the GCL.

         1.2. Closing. The closing of the Merger (the "Closing") shall take place concurrently with the signature of this Agreement at the offices of Parent (the "Closing Date").


         1.3. Effective Time. Concurrently with the Closing, the Company and Merger Sub will cause a Certificate of Merger (the "Georgia Certificate of Merger") to be executed, acknowledged and filed with the Secretary of State of Georgia as provided in Section 14-2-1105 of the GCL. The Merger shall become effective when the





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                    Georgia Certificate of Merger has been duly filed with the
                    Secretary of State of Georgia (the "Effective Time").

          1.4. Deliveries Upon Signing. Prior to signing the Agreement the parties shall deliver each other the deliverables set forth in Section 9 below.

2.        Articles of Incorporation and By-Laws of the Surviving Corporation


          2.1. Articles of Incorporation. The Articles of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be at the Effective Time, the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law.


          2.2. The By-Laws. The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be, at the Effective Time, the Bylaws of the Surviving Corporation until thereafter amended as provided therein or by applicable law.

3.        Officers and Directors of the Surviving Corporation

          3.1. Directors. The directors of Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the By-Laws.

          3.2. Officers. The officers of Merger Sub at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the By-Laws.

4.        Effect of the Merger on Capital Stock; Exchange of Certificates

          4.1 Conversion of Outstanding Shares. At the Effective Time, as a result of the Merger and without any action on the part of the holder of any capital stock of the Company, the shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock of the Company (each as defined in Section 5.3) issued and outstanding immediately prior to the Effective Time (each a "Share" or, collectively, the "Shares") which are held by the Company Stockholders shall be converted into, and become exchangeable for, (A) such number of Ordinary Shares, par value NIS 0.1 per share, of Parent ("Parent Ordinary Shares") set forth next to such Company Stockholder's name and below the column "First Closing" on Schedule 4.1 attached hereto (the "Initial Consideration") (B) such amount of cash or other immediately available funds set forth next to the Company Stockholder's name and below the column "First Closing" on Schedule 4.1 attached hereto (the "Cash Consideration") and (C) the right to receive additional consideration ("Additional Consideration"). The Additional Consideration shall be delivered in accordance with Section 4.7 (the "Additional Consideration Payment") and shall be either (i) an amount of cash equal to $462,474, or (ii) subject to the requisite approval of the shareholders of Parent, 905,037 Parent Ordinary Shares (the "Additional Consideration Shares"). The Initial Consideration, the Cash Consideration and the Additional Consideration shall hereinafter be referred to collectively as the "Merger

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                   Consideration."  At the Effective Time, all Shares shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each certificate (a "Certificate") formerly representing any of such Shares shall thereafter represent only the right to the Merger Consideration.

                   4.1.1 Parent agrees that at the Effective Time, it shall issue to each of the persons listed on Schedule 4.1 attached hereto the ("Management Stockholders") the number of Parent Ordinary Shares set forth next to each person named as a Management Stockholder on
                             Schedule 4.1. In addition, Parent acknowledges and agrees that at the Effective Time, it shall issue to the "Company Optionholders" identified on
                             Schedule 4.1, options exercisable for such number of Parent Ordinary Shares set forth next to each Company Optionholder's name, such options to have an exercise price per share equal to the closing price per share of Parent Ordinary Shares on The NASDAQ National Market ("NASDAQ") on the date immediately preceding the Closing Date and no requirement of vesting.

                   4.1.2 The Management Stockholders and Company Optionholders shall be entitled to receive Additional Consideration pursuant to the terms set forth in Section 4.7.

         4.2. Non-Transferability. Additional Consideration Payments or delivery of Additional Consideration Shares, as the case may be, will be delivered only to Company Stockholders who were stockholders of record of the Company as of the Closing Date (or, in the event of the death of any Company Stockholder, to any of their spouses or lineal descendants or other estate planning devices created or implemented for the purposes of providing the economic benefits of the Shares to such spouses or lineal descendants upon the death of the Company Stockholder), the persons listed as Management Stockholders on Schedule 4.1 (or, in the event of the death of any Management Stockholder, to any of their spouses or lineal descendants or other estate planning devices created or implemented for the purposes of providing the economic benefits of the Shares to such spouses or lineal descendants upon the death of the Management Stockholder) and persons listed as Company Optionholders on Schedule 4.1 (or, in the event of the death of any Company Optionholder, to any of their spouses or lineal descendants or other estate planning devices created or implemented for the purposes of providing the economic benefits of the Shares to such spouses or lineal descendants upon the death of the Company Optionholder). The right to receive any such Additional Consideration Payments or Additional Consideration Shares, as the case may be, shall be non-transferable and any purported transfer of such right shall be void and of no force and effect, except the right to receive any such Additional Consideration Payments or Additional Consideration Shares, as the case may be, may be transferable in the event of the death of any Company Stockholder, Management Stockholder or Company Optionholder to any of their spouses or lineal descendants or other estate planning devices created or implemented for the purposes of providing the economic benefits





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                   of the Shares to such spouses or lineal descendants upon the death of the Company Stockholder, Management Stockholder or Company Optionholder.

         4.3.      Deleted.

         4.4. Merger Sub. At the Effective Time, each share of Common Stock, par value $1.00 per share, of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

         4.5. Cancellation of Stock Options and Warrants and Stock Plans. At the Effective Time, each outstanding option to purchase Shares (a "Company Option") under the Stock Plans, whether vested or unvested, shall be canceled without further action and each outstanding warrant or similar security or right exercisable or exchangeable for Shares (a "Company Warrant") shall be canceled without further action. On or prior to the Effective Time, the Company shall take all corporate action necessary to cancel, concurrent with the Merger, the Stock Plans and any agreements between any holders of Company Options or Company Warrants and the Company; provided, however, the effectiveness of such actions by the Company may be conditioned upon the Closing.

         4.6. Delivery of Certificates. As of the Closing Date, the Company shall cause all Certificates to be delivered to the location where the Closing will occur. Each Certificate shall be delivered with its stock power executed in favor of Parent. Parent shall cancel the Certificates, and, on or immediately after the Effective Time, Parent shall mail or cause to be mailed to the previous holders of the Certificates, at the addresses designated by such holders, certificates representing that number of whole Parent Ordinary Shares that such holders are entitled to receive pursuant to payment of the Initial Consideration.

         4.7. Delivery of Additional Consideration. Subject to satisfaction or waiver of the relevant provisions of Section 10 below, the Additional Consideration shall be delivered to the Company Stockholders, Management Stockholders and Company Optionholders pursuant to a second closing (the "Second Closing") to be held no later than 90 days after the Closing Date. Unless Parent is unable to obtain any required approval of its shareholders for the issuance of the Additional Consideration Shares, Parent shall deliver the Additional Consideration Shares as the Additional Consideration, provided that if Parent delivers Additional Consideration Shares as the Additional Consideration, the Additional Consideration Shares which would otherwise be deliverable to a Company Optionholder pursuant to this Section 4.7 shall be delivered in the form of options exercisable for such number of Parent Ordinary Shares which have an exercise price equal to the closing price per share of Parent Ordinary Shares on NASDAQ on the date immediately preceding the Second Closing and no requirement of vesting. Parent covenants and agrees that following the Closing, it will submit to its shareholders, as quickly as possible, the matter of the issuance of the Additional Consideration Shares for approval and will use its best efforts to obtain such approval. The delivery of the Additional Consideration at the Second Closing shall be made by Parent to the





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                   Company Stockholders, the Management Stockholders and the
                   Company Optionholders. Any cash payments made by Parent to the Company Stockholders, Management Stockholders and Company Optionholders at the Second Closing shall be made by wire transfer to a previously designated account of such Company Stockholder, Management Stockholder or Company Optionholder. The Additional Consideration to be delivered to each Company Stockholder, Management Stockholder and Company Optionholder shall equal (subject to any reduction by reason of Section 5.24) the amount of cash or number of Parent Ordinary Shares set beside each Person's name and below the column Second Closing on Scheulde 4.1.

         4.8. Legends. It is understood that the certificates evidencing the Parent Ordinary Shares issued to the holders of Shares in return for the surrender of their Certificates shall bear one or all of the following legends:


                   4.8.1. "These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required."

                   4.8.2. "The holder of this security registered with the Company is that which is noted on the face of this security. Such holder has entered into an agreement with the Company in which such holder has agreed not to sell, offer to sell, pledge, hypothecate or otherwise transfer the shares represented by this security for a limited period of time."

                   4.8.3. Any legend required by the "blue sky" or securities laws of any state.

         4.9. Dissenters' Rights. Pursuant to Section 8.6, each Company Stockholder shall agree that it waives any rights or claims relating to any dissenters' or similar rights in connection with the Merger and that it will not have a right to exercise any dissenters' or similar rights in connection with such Merger.

         4.10. Tax Treatment. The parties acknowledge and agree that they intend for the Merger to be a taxable transaction for U.S. federal income tax purposes. The parties note that the use of a second tier subsidiary by Parent for purposes of effectuating the transaction, and the payment of a portion of the consideration in cash were done with the intention that such actions would cause the transaction to become taxable for US income tax purposes and cause the transaction not to qualify as a "reorganization" within the meaning to Sec. 368 of the Internal Revenue Code of 1986 (the "Code"). The parties also acknowledge that each "five-percent transferee shareholder" within the meaning of Treasury Regulations section 1.367(a)-3(c)(5)(ii) does not intend to file a gain recognition agreement (as described in Treasury Regulations section 1.367(a)-8) and that such failure to file such gain recognition agreement was intentional on the part of each such five-percent transferee shareholder and with the expectation that the transaction would be taxable to each such five-percent transferee shareholder. The parties agree to file U.S. federal income tax returns in a manner consistent with the treatment of the Merger as a taxable transaction for U.S. federal income tax purposes, unless otherwise advised in writing by (i) a Governmental Authority, or (ii) such party's tax and/or legal advisors, that under applicable law, such returns should be filed in a manner inconsistent with such treatment. Each party agrees to use reasonable efforts to notify the other parties to the Agreement in writing promptly if such party is notified in writing by a Governmental Authority or by its tax and/or legal advisor that the Governmental Authority or such tax and/or legal advisor is asserting or concluding that the Merger is a reorganization under the Code and is, therefore, not currently taxable and will take reasonable efforts to consult with the other parties to this Agreement as to whether and how to respond to such advice prior to filing any such return or amending any previously filed returns. Each of the Company and the Company Stockholders (i) acknowledges and agrees that it is not relying upon Parent, Merger Sub, the Company or any Representative thereof as to any opinion regarding the tax treatment or tax consequences of the Merger, and (ii) for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, on behalf of itself and each of its Representatives, releases and forever discharges the Parent, Merger Sub, the Company or any Representative thereof from any and all claims, demands, proceedings or causes of action relating to any actions by the Parent, Merger Sub, the Company or any Representative taken in accordance with this Section 4.10


5.       Representations and Warranties of the Company

         The Company hereby represents and warrants, to and for the benefit of Parent and Merger Sub, (any reference to the Company shall be also deemed to include the Subsidiaries, as defined in Section 5.1.5 below) that the statements contained in this Section 5 are correct and complete as of the date of this Agreement, except as set forth in the disclosure schedule attached hereto as Schedule 5 (the "Disclosure Schedule"). The Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made only to the extent that the Disclosure Schedule identifies the exception with particularity and describes the relevant facts in reasonable detail, provided that an item adequately described on a Schedule shall be adequately described by any cross-reference to such Schedule.

         5.1.      Due Organization; Subsidiaries; Etc.

                   5.1.1. The Company is duly organized, validly existing and in good standing under the laws of the State of Georgia. The Company has all requisite corporate power and authority to conduct its business in the manner in which its business is currently being conducted and to own and use its assets in the manner in which its assets are currently owned and used.

                   5.1.2. The Company has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the name "iMedeon" or "Future Horizons".

                   5.1.3. The Company is not and has not been required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction, except where the failure to be so qualified, authorized, registered or licensed has not had and will not have a Material Adverse Effect on the Company.

                   5.1.4. Part 5.1.4 of the Disclosure Schedule accurately sets forth (i) the names of the members of the Company's board of directors, (ii) the names of the members of each committee of the Company's board of directors, and (iii) the names and titles of the Company's officers.

                   5.1.5. The Company does not own, directly or indirectly, any controlling interest in any entity and the Company has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity interest in, any entity (a "Subsidiary"). Each of the Subsidiaries is duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all requisite corporate power and authority to conduct its business in the manner in which its business is currently being conducted and to own and use its assets in the manner in which its assets are currently owned and used. The Company owns, beneficially and of record, all of the issued and outstanding share capital of each Subsidiary and all rights thereto free and clear of liens, claims, charges and other encumbrances and all rights, options to purchase, proxies, voting agreements, calls or commitments of every kind. The Company has not agreed and is not obligated to make any future investment in or capital contribution to the Subsidiaries or any entity. The Company has not guaranteed and is not responsible or liable for any obligation of the Subsidiaries or any of the entities in which it owns or has owned any equity interest. All issued and outstanding share capital of each Subsidiary was duly authorized and is validly issued and outstanding, fully paid and non-assessable.


         5.2. Charter Documents; Records. The Company has delivered to Parent accurate and complete copies of: (A) Charter documents of the Company, including all amendments thereto; (B) the stock records of the Company; and (C) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the stockholders of the Company, the board of directors of the Company and all committees of the board of directors of the Company. There have been no formal meetings or other proceedings of the stockholders of the Company, the board of directors of the Company or any committee of the board of directors of the Company that are not fully reflected in such minutes or other records. Except as set forth in Part 5.2 of the Disclosure Schedule, there has not been any violation of any of the provisions of the Company's Charter documents, nor has the Company taken any action that is inconsistent with any resolution adopted by the Company's stockholders, the Company's board of directors or any committee of the Company's board of directors, which would have a Material Adverse Effect on the Company. Except as set forth in Part 5.2 of the Disclosure Schedule, the books of account, stock records, minute books and other records of the Company are accurate, up-to-date and complete in all material respects, and have been maintained in accordance with prudent business practices.

         5.3. Capitalization. The authorized share capital of the Company immediately prior to the Closing shall be 28,112,968 consisting of (i) 20,588,186 shares of Common Stock no par value per share, of which 5,918,730 shares are issued and outstanding (the "Common Stock"), (ii) 577,186 share of Series A Convertible Participating Preferred Stock, no par value per share, of which 448,552 are issued and outstanding (the "Series A Preferred Stock"), and (iii) 6,197,596 shares of Series B Redeemable Convertible Participating Preferred Stock, no par value per share, of which 5,084,524 are issued and outstanding (the "Series B Preferred Stock" and, collectively with the Common Stock and the Series A Preferred Shares, the "Company Shares"). All issued and outstanding Company Shares were duly authorized and are validly issued and outstanding, fully paid and non-assessable. The issued and outstanding share capital of the Company, on a fully diluted and as-converted basis taking into consideration all convertible or exchangeable securities and other interests in the Company is set forth in Part 5.3 of the Disclosure Schedule. Except as set forth in Part 5.3 of the Disclosure Schedule, at the Closing Date, there are not any outstanding or authorized subscriptions, options, warrants, calls, rights, commitments, convertible securities, or any other agreements of any character directly or indirectly obligating the Company to issue any of its shares or any securities convertible into, or exchangeable for, or evidencing the right to subscribe for, any shares of the Company.


         5.4.      Financial Statements.

                   5.4.1. The Company has delivered to Parent the following financial statements and notes (collectively, the "Company Financial Statements"):

                             5.4.1.1. The consolidated audited balance sheets of the Company as of December 31, 1999, and 2000, and the related audited statements of operations and statements of stockholders' equity of the Company for the years then ended, together with the notes thereto and the unqualified report and opinion of a recognized firm of independent certified accountants relating thereto;

                             5.4.1.2.  the unaudited balance sheet of the
                                       Company as of December 31, 2001 (the
                                       "Unaudited Balance Sheet"), and the
                                       related unaudited statement of operations of the Company for the twelve months then ended; and


                             5.4.1.3.  A trial balance sheet dated as of
                                       January 31, 2002 (the "Trial Balance
                                       Sheet").

                   5.4.2. The Company Financial Statements are accurate and complete in all material respects and present fairly the financial position of the Company as of the respective dates thereof and the results of operations of the Company for the periods covered thereby. The Company Financial Statements have been prepared in accordance with US generally accepted accounting principles consistently applied throughout the periods covered and comply with the requirements of all applicable US regulations, except that the Unaudited Balance Sheet and the Trial Balance Sheet may not contain all footnotes required by generally accepted accounting principles or normal year-end adjustments.

                   5.4.3. All proper and necessary books of account, minute books, registers and records have been maintained by the Company, are in its possession and contain accurate information relating to all material transactions to which the Company has been a party, except where the failure to maintain such books of account, minute books, registers and records would not have a Material Adverse Effect on the Company.

                   5.4.4. A complete list of the Company's debts and loan facilities as of the date of the Balance Sheet, is set forth in Part 5.4.4 of the Disclosure Schedule.


         5.5. Absence of Changes. Except as set forth in Part 5.5 of the Disclosure Schedule, since December 31, 2001:

                   5.5.1. there has not been any material adverse change in the Company's business, prospects, operations, assets, liabilities, debts, work force or its condition (financial or otherwise) and no event has occurred that will, or could reasonably be expected to, have a Material Adverse Effect on the Company;

                   5.5.2. there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the Company's assets (whether or not covered by insurance);


                   5.5.3. the Company has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, and has not repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;


                   5.5.4. except as set forth in Part 5.3 of the Disclosure Schedule, the Company has not sold, issued or authorized the issuance of (i) any capital stock or other security, (ii) any option or right to acquire any capital stock or any other security or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

                   5.5.5. the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under, (i) any provision of employee options plans (written or oral), (ii) any provision of any agreement evidencing any outstanding Option, or (iii) any restricted stock purchase agreement;

                   5.5.6. except as required by this Agreement, there has been no amendment to the Company's charter documents, and the Company has not effected or been a party to any recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;


                   5.5.7. the Company has not formed any subsidiary or acquired any equity interest or other interest in any other Entity;

                   5.5.8. the Company has not made any capital expenditure which, when added to all other capital expenditures made on behalf of the Company since such date, exceeds $10,000;


                   5.5.9. the Company has not (i) entered into or permitted any of the assets owned or used by it to become bound by any Contract that is or would constitute a Material Agreement (as defined in Section 5.10), or
                             (ii) amended or prematurely terminated, or waived any material right or remedy under, any such Contract;

                   5.5.10. the Company has not (i) acquired, leased or licensed any right or other asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, or (iii) waived or relinquished any right, except for immaterial rights or other immaterial assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with the Company's past practices;

                   5.5.11. the Company has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

                   5.5.12. the Company has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with the Company's past practices;

                   5.5.13. the Company has not (i) lent money to any Person, or (ii) incurred or guaranteed any indebtedness for borrowed money;

                   5.5.14. the Company has not (i) established or adopted any employee benefit plan, (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hired any new employees;

                   5.5.15. there has been no resignation or termination of employment of any officer or key employee of the Company;

                   5.5.16. the Company has not changed any of its methods of accounting or accounting practices in any respect;

                   5.5.17.   the Company has not made any Tax election;

                   5.5.18. the Company has not commenced or settled any Legal Proceeding;


                   5.5.19. the Company has not entered into any transaction or taken any other action outside the ordinary course of business or inconsistent with its past practices; and


                   5.5.20. the Company has not agreed or committed to take any of the actions referred to in clauses 5.5.3 through
                             5.5.19 above.

         5.6. Properties and Assets. Full and accurate details of the Company's material properties and assets are contained in
                   Part 5.6 of the Disclosure Schedule. Except as disclosed in
                   Part 5.6 of the Disclosure Schedule or in the notes to the Company Financial Statements, the Company has good title to its assets, including without limitation those reflected in the Company Financial Statements, free and clear of any right, interest or equity of any individual or entity (including any right to acquire, option, or right of preemption) or any mortgage, charge, pledge, Lien, or assignment, or any other encumbrance or security interest or arrangement of whatsoever nature over or in the relevant property ("Security Interests"). With respect to the assets that are leased, the Company is in compliance with all material provisions of such leases, such leases are valid and binding, and, to the best of its knowledge, the Company holds leasehold interests in such assets free and clear of all Security Interests, except for Security Interests that, both individually and in the aggregate, would not have a material adverse effect on the Company.

         5.7.      Bank Accounts; Receivables.

                   5.7.1. Part 5.7.1 of the Disclosure Schedule provides accurate information with respect to each account maintained by or for the benefit of the Company at any bank or other financial institution.

                   5.7.2. Part 5.7.2 of the Disclosure Schedule provides an accurate and complete breakdown of all accounts receivable, notes receivable and other receivables of the Company as of February 7, 2002. Except as set forth in Part 5.7.2 of the Disclosure Schedule, all existing accounts receivable of the Company (including those accounts receivable reflected on the Unaudited Balance Sheet that have not yet been collected and those accounts receivable that have arisen since February 7, 2002 and have not yet been collected) (i) represent valid obligations of customers of the Company arising from bona fide transactions entered into in the ordinary course of business, (ii) are current and, to the Company's best knowledge, will be collected in full when due, without any counterclaim or set off.

         5.8.      Equipment; Leasehold.

                   5.8.1. All material items of equipment and other tangible assets owned by or leased to the Company are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the Company's business in the manner in which such business is currently being conducted.

                   5.8.2. The Company does not own any real property or any interest in real property, except for the leasehold created under the real property lease identified in
                             Part 5.10 of the Disclosure Schedule.

         5.9.      Intellectual Property and Other Intangible Assets.

                   5.9.1. As used herein, the term "Company Intellectual Property" shall mean all registered patents, designs, copyrights and trademarks, all applications for registration thereof, and all computer programs including, but not limited to, computer programs embodied in semiconductor chips, and related flow-charts, programmer notes, updates and data, whether in object or source code form, developed, or used in connection with the business of the Company, and all hardware, algorithms, utilities flowcharts, logic, documentation, processes, formulations, data, experimental methods, or results, descriptions, business or scientific plans, depictions, customer lists and any other written, printed or electronically stored materials or information, including specifications, pricing plans, market research or data, potential marketing strategies, prospective users and distribution channels, engineering drawings, information concerning specialized suppliers, specifications for products and/ or processes and/or software, test protocols, and all other materials relating thereto, and copies thereof in any storage media, and all other works of authorship, inventions, concepts, ideas, and discoveries developed, discovered, conceived, created, made, reduced to practice, or used by the Company and all intellectual property rights therein, including, without limitation, all copyrights in the United States and elsewhere, including all rights of registration and publication, rights to create derivative works, and all other rights incident to copyright ownership, for the residue now unexpired of the present term of any and all such copyrights and any term thereafter granted during which such information is entitled to copyright, and all inventions (patentable or unpatentable), trade secrets, know-how, ideas and confidential information embodied or reflected in such information, including any shop rights, for the longest period of protection accorded to such interests under applicable law.

                   5.9.2. Except as specifically set forth in Part 5.9.2 of the Disclosure Schedule, (i) the Company owns or has the right to use, free and clear of all Liens, claims and restrictions the Company Intellectual Property used in the conduct of its business or deemed by the Company necessary for use in the conduct of its business as presently conducted,
                             (ii) to the best of the Company's knowledge, such Company Intellectual Property does not infringe upon or violate any right, lien, or claim of others, including without limitation, its present or former employees or the former employers of all such persons. Except as set forth in Part 5.9.2 of the Disclosure Schedule, the Company is not currently obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any patent, trademark, service mark, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise.


                   5.9.3. Any and all Company Intellectual Property of any kind which has been developed or is currently being developed by any of the Company or any employees of the Company (but as to employees including only Company Intellectual Property which is developed by such employees while such employees are employed by the Company and which is developed by such employees within the scope of their employment with the Company) shall be the property solely of the Company. The Company has taken security measures to protect the secrecy and confidentiality of all the Company Intellectual Property, which measures are reasonable and customary in the industry in which the Company operates. Each person who, either alone or in concert with others, developed, invented, discovered, derived, programmed or designed the Company Intellectual Property, or who has knowledge of or access to information about the Company Intellectual Property, has entered into a written non-disclosure agreement with the Company regarding ownership and treatment of the Company Intellectual Property, in a form reasonably satisfactory to the Company.

                   5.9.4. Neither the Company nor any of its directors, officers or employees has received any communications alleging that the Company has violated or by conducting its business as currently conducted, would violate, any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. Neither the Company nor any of its directors, officers or employees has received notice nor is it otherwise aware of any infringement of or conflict with asserted rights of others, with respect to any of the Company Intellectual Property, or of any facts, or assertion of any facts, which would render any of the Company Intellectual Property invalid or unenforceable.

                    5.9.5. To the best knowledge of the Company, none of the Company's employees, officers or directors are obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such persons' best efforts to promote the interests of the Company or that would conflict with the Company's business as conducted and as proposed to be conducted. To the best knowledge of the Company, neither the execution nor delivery of the Agreement, nor the carrying on of the Company's business by employees of the Company, nor the conduct of the Company's business as proposed to be conducted, will materially conflict with or result in a material breach of the terms, conditions or provisions of, or constitute a material default under, any contract, covenant or instrument under which any of the Company's employees, officers or directors is now obligated. It is not currently anticipated to become, necessary to utilize any inventions, and specifically, patent applications, of any of the Company's employees (or people the Company currently intends to hire) made prior to their employment by the Company other than those that have been assigned to the Company pursuant to valid and legally binding instruments of assignment.

                   5.9.6. The Company Intellectual Property owned by the Company constitutes all of the Company Intellectual Property necessary to enable the Company to conduct its business in the manner in which such business has been and is being conducted. Except as set forth in Part 5.9.6 of the Disclosure Schedule, the Company has not licensed any of the Company Intellectual Property to any Person on an exclusive basis, nor has the Company entered into any covenant not to compete or Contract limiting its ability to exploit fully any of its Company Intellectual Property or to transact business in any market or geographical area or with any Person.

         5.10.     Agreements and Trading.

                   5.10.1 All the material agreements to which the Company is a party (including instruments, leases, licenses, arrangements, or undertakings of any nature, written or oral) (the "Material Agreements") are listed in Part 5.10.1 of the Disclosure Schedule.

                   5.10.2 To the best of the Company's knowledge, and except as set forth in Part 5.10.2 of the Disclosure Schedule, all the Material Agreements are in full force and effect and the Company has no knowledge of the invalidity of or grounds for rescission, avoidance or repudiation of any of the Material Agreements and, except as set forth in Part 5.10.2 of the Disclosure Schedule, the Company has not received any notice of any intention to terminate any such agreement.

                   5.10.3 To the best of the Company's knowledge and other than as set forth in Part 5.10.3 of the Disclosure Schedule, the Company and all third parties with whom it has transacted business have performed in all respects all of their material obligations under the Material Agreements, except for such non-performance that, both individually and in the aggregate, would not have a Material Adverse Effect on the Company. To the best of the Company's knowledge, and except as set forth in Part 5.10.3 of the Disclosure Schedule, no party to any of the Material Agreements is in breach or in default in any respect of its material obligations thereunder. Except as set forth in Part 5.10.3 of the Disclosure Schedule, no party to any of the material Agreements has made a claim of which the Company is aware to the effect that the Company has failed to perform a material obligation thereunder.

                   5.10.4. Except as set forth in Part 5.10.4 of the Disclosure Schedule, there are no agreements, promises or understandings in force restricting the competitive freedom of the Company to provide and take goods and services by such means and from and to such individuals or entities as it may from time to time think fit.

                   5.10.5. The Company has delivered to Parent accurate and complete copies of all written Material Agreements identified in Part 5.10.5 of the Disclosure Schedule, including all amendments thereto. Part
                             5.10.5 of the Disclosure Schedule provides an accurate description of the terms of each Material Agreement that is not in written form. Each Material Agreement identified in Part 5.10.1 of the Disclosure Schedule is valid and in full force and effect, and, to the Company's best knowledge, is enforceable by the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

                   5.10.6. Except as set forth in Part 5.10.6 of the Disclosure Schedule:


                             5.10.6.1. the Company has not violated or breached,
                                       or committed any material default under, any Material Agreement, and, to the Company's best knowledge, no other Person has violated or breached, or committed any material default under, any Material Agreement;

                             5.10.6.2. no event has occurred, and no
                                       circumstance or condition exists, that
                                       (with or without notice or lapse of time) will, or could reasonably be expected to,
                                       (A) result in a material violation or
                                       breach of any of the provisions of any
                                       Material Agreement, (B) give any Person
                                       the right to declare a material default
                                       or exercise any remedy under any Material
                                       Agreement, (C) give any Person the right to accelerate the maturity or performance of any Material Agreement, or (D) give any Person the right to cancel, terminate or modify any Material Agreement;

                             5.10.6.3. the Company has not received any notice
                                       or other communication regarding any
                                       actual or possible material violation or breach of, or material default under, any Material Agreement; and


                             5.10.6.4. the Company has not waived any of its
                                       rights under any Material Agreement.


                   5.10.7. No Person is renegotiating, or has a right pursuant to the terms of any Material Agreement to re-negotiate, any amount paid or payable to the Company under any Material Agreement or any other material term or provision of any Material Agreement.

                   5.10.8. The Material Agreements identified in Part 5.10.1 of the Disclosure Schedule collectively constitute all of the Contracts necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted.

                   5.10.9. Part 5.10.9 of the Disclosure Schedule identifies and provides a brief description of each material proposed Contract as to which any bid, offer, award, written proposal, term sheet or similar document has been submitted or received by the Company regarding the business of the Company since June 30, 2001, or which is otherwise still pending.

                   5.10.10. Part 5.10.10 of the Disclosure Schedule provides an accurate description and breakdown of the Company's backlog under Material Agreements.

         5.11.     Capital Expenditure and Commitments.  Except as disclosed in
                   Part 5.11 of the Disclosure Schedule or in the Company Financial Statements:

                   5.11.1. The Company has not undertaken to make any material capital commitment, expenditure or purchase in excess of $10,000.

                   5.11.2. The Company is not a party to any material hire, hire purchase, credit sale or conditional sale agreement or any contract providing for payment on deferred terms in respect of assets purchased by the Company.

                   5.11.3. The Company is not in breach of any material obligation under any material deed, agreement or transaction to which it is a party, and to the best of its knowledge, no third party that has transacted business with the Company is in breach of any of its material obligations under any material deed, agreement, or transaction with the Company to which it is a party.

                   5.11.4. The Company is not aware of any Security Interest on, over or affecting the issued or unissued share capital of the Company and there is no agreement or commitment to give or create any such Security Interest and no claim has been made by any Person to be entitled to any such Security Interest.

                   5.11.5. The Company has not given any guarantee, indemnity or security for, or otherwise agreed to become directly or contingently liable for, any obligation of any other individual or entity, except in its ordinary course of business, and to the best of its knowledge, no individual or entity has given any guaranty of or security for any of the Company's obligations.

                   5.11.6. There are in force no powers of attorney given by the Company with respect to any asset or business of the Company, and no individual or entity, as agent, representative, distributor or otherwise, is entitled or authorized to bind or commit the Company to any obligation not in the ordinary course of the Company's business.

                   5.11.7. The Company has not applied for or received any grant or allowance from any governmental authority.

         5.12.     Compliance with Legal Requirements.

                   5.12.1. To the best of its knowledge, information and belief, the Company has carried on its business and affairs in all material respects in accordance with all applicable laws and regulations, to the extent material to the Company's business or assets, including, inter alia, in accordance with the provisions of the GCL, and in accordance with the Company's charter documents, and, the Company is not aware of any material violation or default with respect to any statute, regulation, order, decree, or judgment of any court or any governmental agency which could have a material adverse effect upon the Company's assets or business, and the Company has been granted and there are now in force all material approvals, consents, and licenses necessary for the carrying on of its business in the places and in the manner in which it is now carried on, and, the Company is not aware of any circumstances which evidence or indicate that any such approvals, consents or licenses, to the extent material to the Company's business or assets, are likely to be suspended, canceled, revoked or not renewed.

                   5.12.2. The copy of each of the charter documents of the Company provided to Parent, is complete, true and accurate and has not been amended or repealed.

                   5.12.3. All documents required to be filed with or delivered to the applicable Georgia or federal authorities in respect of the Company have been properly filed or delivered in a timely manner, except for such non compliance that, both individually and in the aggregate, would not have a Material Adverse Effect on the Company.

         5.13.     Governmental Authorizations. Part 5.13 of the Disclosure
                   Schedule identifies each material Governmental Authorization held by the Company, and the Company has delivered to Parent accurate and complete copies of all Governmental Authorizations identified in Part 5.13 of the Disclosure Schedule. The Governmental Authorizations identified in Part
                   5.13 of the Disclosure Schedule are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted. Except as set forth in Part 5.13 of the Disclosure Schedule, the Company is and has been in substantial compliance with the terms and requirements of the respective Governmental Authorizations identified in Part
                   5.13 of the Disclosure Schedule. The Company has not received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

         5.14.     Tax Matters.

                   5.14.1. To the best of the Company's knowledge, the Company Financial Statements make full provisions for all Taxes for which the Company was then or thereafter became or may hereafter become liable or accountable in respect of or by reference to any income, profit, receipt, gain, transaction, agreement, distribution or event which was earned, accrued, received, or realized, entered into, and the Company promptly paid or fully provided in its books of account for all Taxes for which it has or may hereafter become liable or accountable in the period from the date of its incorporation to the Closing Date.

                   5.14.2. To the best of the Company's knowledge, the Company has at all times and within the requisite time limits promptly, fully and accurately observed, performed and complied with all material obligations or conditions imposed on it, or to which any claim, deduction, allowance or relief made, claimed by or afforded to it was made subject, under any legislation relating to Taxes, except for such non-compliance that, both individually and in the aggregate, would not have a Material Adverse Effect on the Company.

                   5.14.3. The Company is not aware of any circumstances which will or may, whether by lapse of time or the issue of any notice of assessment or otherwise, give rise to any dispute with any relevant Government Body in relation to its liability or accountability for Taxes, any claim made by it, any relief, deduction, or allowance afforded to it, or in relation to the status or character of the Company or any of its enterprises under or for the purpose of any provision of any legislation relating to Taxes, except for such dispute or claim that, both individually and in the aggregate, would not have a Material Adverse Effect on the Company.

         5.15.     Employees.

                   5.15.1. Full particulars of all the officers, employees and consultants of the Company (each, an "Employee"), including their present compensation packages, are disclosed in Part
                                5.15.1 of the Disclosure Schedule, which particulars show all material benefits including, without limitation, salaries, directors' fees, social benefits, bonuses, commissions, profit shares, automobile, reimbursement of expenses and benefits in kind ("Benefits") payable or which the Company is bound to provide (whether now or in the future) to each officer, employee and consultant of the Company and are true, accurate and complete. None of the Employees is entitled to any bonuses (whether in cash or otherwise) in connection with his/her employment during 2001 and the Company did not undertake, whether in writing or otherwise, to grant any of the Employees bonuses in connection with 2001.

                   5.15.2. Except as set forth in Part 5.15.2 of the Disclosure Schedule, no key employee of the Company has been dismissed in the last six months or has given notice of termination of his employment.

                   5.15.3. Subject to the provisions of any applicable Georgia law and binding custom and except as set forth in Part 5.15.1 of the Disclosure Schedule, there are no agreements or arrangements (whether legally enforceable or not) for the payment of any pensions, allowances, lump sums, or other like benefits on retirement or on death or termination or during periods of sickness or disablement for the benefit of any officer or former officer or employee or former employee of the Company or for the benefit of the dependents of any such individual in operation at the date hereof.

                   5.15.4. Except as set forth in Part 5.15.3, all the Benefits to which any officer or former officer or employee or former employee of the Company is or may be entitled including, inter alia, severance pay, leave and health, have been paid or adequately provided for in the Company Financial Statements.

                   5.15.5. A complete list of all of the options granted to employees, directors, officers or consultants of the Company, and their respective vesting schedules, is set forth in Part 5.15.5 of the Disclosure Schedule. Except as set forth therein, the Company does not operate any share incentive scheme, share option scheme or profit sharing scheme for the benefit of any of its directors, officers, employees or consultants.

                   5.15.6. Except as set forth in Part 5.15.3 of the Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of any of the other transactions contemplated by this Agreement, will result in any payment (including any bonus, golden parachute or severance payment) to any current or former Employee or director of the Company (whether or not under any option plan (written or oral), or materially increase the benefits payable under any option plan (written or oral) or result in any acceleration of the time of payment or vesting of any such benefits, except as provided therein.

                   5.15.7. Part 5.15.1 of the Disclosure Schedule contains a list of all salaried employees of the Company as of the date of this Agreement, and correctly reflects, in all material respects, their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions.

                   5.15.8. No Employee is not fully available to perform work because of disability or other leave.

                   5.15.9. The Company is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.

                   5.15.10. The Company is not aware of any organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit which could affect the Company; nor is the Company aware of any controversies, strikes, slowdowns or work stoppages pending or threatened between the Company and any of its employees. To the Company's best knowledge, the consummation of any of the transactions contemplated by this Agreement will not have a material adverse effect on the Company's labor relations, and none of the Company's key employees has notified the Company of any intention to terminate his or her employment with the Company.

         5.16.     Insurance.

                   5.16.1. Full and accurate details of the Company's insurance policies are contained in Part 5.16.1 of the Disclosure Schedule, including such policies as are required under the Company's agreements with its customers.

                   5.16.2. The Company has the benefit of adequate insurance against all risks and losses usually insured against by companies carrying on the same or a similar business and (without prejudice to the generality of the foregoing) for the full replacement or reinstatement value of all its assets of an insurable nature and against accident, damage, injury, third party loss (including product liability) and loss of profits with a well established and reputable insurer.

                   5.16.3. The Company has not done anything or suffered any damage which has rendered or might render any policies of insurance taken out by it void or voidable or which might result in an increase in premiums and the Company has complied with all conditions attached to such policies.

                   5.16.4. There is no claim outstanding under any of such policies nor, to the best of the Company's knowledge, are there any circumstances likely to give rise to such a claim.

         5.17. Related Party Transactions. Except as set forth in Part 5.17 of the Disclosure Schedule: (a) no Related Party has, and no Related Party has at any time since December 31, 1998 had, any direct or indirect interest in any material asset used in or otherwise relating to the business of the Company; (b) no Related Party is, or has at any time since December 31, 1998 been, indebted to the Company; (c) since December 31, 1998, no Related Party has entered into, or has had any direct or indirect financial interest in, any Material Agreement, transaction or business dealing involving the Company; (d) no Related Party is competing, or has at any time since December 31, 1998 competed, directly or indirectly, with the Company; and (e) no Related Party has any claim or right against the Company (other than rights under Options and rights to receive compensation for services performed as an employee of the Company). For purposes of this Section 5.17 each of the following shall be deemed to be a "Related Party": (i) each of the Company Stockholders if such person owns, or has at any time in the past owned, an aggregate of five percent (5%) or more of the capital stock of the Company; (ii) each individual who is, or who has at any time since December 31, 1998 been, an officer of the Company; (iii) each member of the immediate family of each of the individuals referred to in clauses `(i)' and `(ii)' above; and (iv) any trust or other Entity (other than the Company) in which any one of the individuals referred to in clauses `(i)' `(ii)' and `(iii)' above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest, provided, however, that the Parent and Merger Sub acknowledge that the Company Stockholders that are not natural Persons have made and shall continue to make investments and participate in the businesses, in the ordinary course of their business, in Persons/Entities that may compete, directly or indirectly, with the Company and the Parent, and the Parent and Merger Sub agree that such activities shall not constitute a breach of the representations and warranties contained in this
                   Section 5.17.


         5.18.     Legal Proceedings; Orders.

                    5.18.1. The Company is not involved in pending Legal Proceeding, and, to the Company's best knowledge, no Person has threatened to commence any Legal
                              Proceeding: (i) that involves the Company or any of the assets owned or used by the Company or any Person whose liability the Company has or may have retained or assumed, either contractually or by operation of law; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated by this Agreement. To the Company's best knowledge, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.


                    5.18.2. Except as set forth in Part 5.18.2 of the Disclosure Schedule, no Legal Proceeding has ever been commenced by or has ever been pending against the Company.

                    5.18.3. There is no order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject. To the Company's best knowledge, no officer or other employee of the Company is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the Company's business.

         5.19.     Authority; Binding Nature of Agreement. The Company has the
         ------------------------------------------------
                   absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary action on the part of the Company, its board of directors and stockholders. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

         5.20.     Non-Contravention; Consents. Neither (1) the execution,
         -------------------------------------
                   delivery or performance of this Agreement, nor (2) the consummation of any of the transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

                    5.20.1. contravene, conflict with or result in a violation of (i) any of the provisions of the Company's charter documents, or (ii) any resolution adopted by the Company's stockholders, the Company's board of directors or any committee of the Company's board of directors;


                    5.20.2. contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject;


                    5.20.3. contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the Company's business or to any of the assets owned or used by the Company;

                    5.20.4. contravene, conflict with or result in a material violation or breach of, or result in a material default under, any provision of any Material Agreement that is or would constitute a Material Agreement, or give any Person the right to (i) declare a default or exercise any remedy under any such Material Agreement, (ii) accelerate the maturity or performance of any such Material Agreement, or (iii) cancel, terminate or modify any such Material Agreement; or

                    5.20.5. result in the imposition or creation of any Lien or Encumbrance upon or with respect to any asset owned or used by the Company (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of the Company).

                    Except for the Georgia Certificate of Merger, the Company is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of any of the transactions contemplated by this Agreement, other than such filings or Consents that the lack of which can not be reasonably expected to have a Material Adverse Effect on the Company and the Merger.

          5.21.     No Conflicting Interest. Except as set forth in Part 5.21 of
          ---------------------------------
                    the Disclosure Schedule, the Company is not aware that any director, officer, key employee or Related Party of the Company has any interest in any corporation, partnership, or other entity that is engaged in a business which is in competition with that of the Company, is a supplier or customer of the Company, or is a party to any contract which may have any effect on the business of the Company; provided, however, that the Parent and Merger Sub acknowledge that the Company Stockholders that are not natural Persons have made and shall continue to make investments and participate in the businesses, in the ordinary course of their business, in Persons/Entities that may compete, directly or indirectly, with the Company and the Parent, and the Parent and Merger Sub agree that such activities shall not constitute a breach of the representations and warranties contained in this Section 5.21.


          5.22.     Brokers. No broker, finder or investment banker, for which
          -----------------
                    the Company or Parent may be liable, is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its directors, officers, employees or agents or any of the Company Stockholders.

          5.23.     Full Disclosure. This Agreement (including the Disclosure
          -------------------------
                    Schedule) does not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

          5.24.     Survival/Remedies. The representations and warranties
          ---------------------------
                    contained in this Section 5 shall survive the Closing Date and shall continue in full force and effect until the consummation of the Second Closing. Except for cases of fraud, the sole and exclusive remedy of Parent after the Closing with respect to any claim, loss, liability, damage, deficiency, cost or expense (a "Loss") resulting from the breach of representation or warranty by the Company pursuant to this Agreement shall be to offset the amount of such Loss against any Additional Consideration otherwise deliverable to the Company Stockholders, Management Stockholders and Company Optionholders; provided that such offset shall not exceed an amount (either in cash or Parent Ordinary Shares, as may be applicable to the Second Closing) equal to 50% of the Additional Consideration (deducted from each Company Stockholder, Management Stockholder and Company Optionholder pro rata, provided that each Person's obligation hereunder shall be limited to 50% of the Additional Consideration set forth opposite such Person's name on Schedule 4.1). In furtherance of the foregoing, Parent hereby waives, from and after the Second Closing, any and all rights, claims and causes of action it may have against the Company, or the Company Stockholders, or any of their respective affiliates, directors, officers or employees with respect to all Losses arising under or based upon any law, common law, equity or otherwise.


                   In the event that the Parent shall have the right to offset a Loss in accordance with the above paragraph, and such Loss shall be offset from the Additional Consideration Shares, the price per each of the Additional Consideration Shares to be offset shall be measured in accordance with a value of $0.511 per share (the "Average Closing Price").

6.        Representations and Warranties of the Company Stockholders.

          Each of the Company Stockholders, severally and not jointly, represents and warrants as to itself and not as to any other Company Stockholder, to and for the benefit of Parent and Merger Sub, that the statements contained in this Section 6 are correct and complete as of the date of this Agreement

          6.1.      Authority; Binding Nature of Agreement. Such Company
          ------------------------------------------------
                    Stockholder has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary action on the part of the Stockholder. This Agreement constitutes the legal, valid and binding obligation of the Company Stockholder enforceable against it in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

          6.2.      Title to Stock. Such Company Stockholder has good title to
          ------------------------
                    its Shares and such Shares are not subject to any Security Interests or Lien of any kind.


          6.3.      Investment. Such Company Stockholder (A) understands that
          --------------------
                    the Parent Ordinary Shares have not been, and may not be in the near future, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (B) is acquiring Parent Ordinary Shares solely for his or its own account for investment purposes, and not with a view to the distribution thereof, (C) is a sophisticated investor with knowledge and experience in business and financial matters,
                    (D) has received certain information concerning Parent and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding Parent Ordinary Shares, (E) is able to bear the economic risk and lack of liquidity inherent in holding Parent Ordinary Shares, and (F) is an Accredited Investor within the meaning of Regulation D promulgated under the Securities Act.


          6.4.      Risk Factors. Such Company Stockholder has reviewed all of
          ----------------------
                    the risk factors detailed in the Parent SEC Documents (as such a term is defined in Section 7.2.1 below).


          6.5.      No Other Representations. Except for the representations and
          ----------------------------------
                    warranties made in this Section 6, no CompanyStockholder makes any representation or warranty as to itself or the Company.


          6.6.      Survival. Except for the representations contained in
          ------------------
                    Sections 6.1 and 6.2, the representations and warranties contained in this Section 6 shall expire on and be terminated as of the Closing Date. Notwithstanding the above, in the event of a fraud by a Company Stockholder relating to the matters specified in Sections 6.1 and 6.2 above, the remedy of the Parent shall be limited to the Parent Ordinary Shares received by the Company Stockholder responsible for such fraud. In addition, the Parent acknowledges that no Company Stockholder shall be liable to any act of fraud by another Company Stockholder.

                    In determining the number of Ordinary Shares recoverable from a Company Stockholder by Parent pursuant to this
                    Section 6.6, the value per share of each Ordinary Share received by such Company Stockholder shall be measured in accordance with the Average Closing Price.

7.        Representations and Warranties of Parent

          Parent represents and warrants to the Company that the statements contained in this Section 7 are correct and complete as of the date of this Agreement.

          7.1.      Due Organization; Subsidiaries; Etc.
          ---------------------------------------------

                    7.1.1. Parent is duly organized and validly existing under the laws of the State of Israel. Parent has all requisite corporate power and authority to conduct its business in the manner in which its business is currently being conducted and to own and use its assets in the manner in which its assets are currently owned and used. Merger Sub is duly organized, validly existing and in good standing under the laws of the State of Georgia. Merger Sub has all requisite corporate power and authority to conduct its business in the manner in which its business is currently being conducted and to own and use its assets in the manner in which its assets are currently owned and used.

                    7.1.2. Except as set forth in Part 7.1.2 of the Parent Disclosure Schedule, Parent has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the name "ViryaNet" and "RTS".

                    7.1.3. Parent is not and has not been required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction, except where the failure to be so qualified, authorized, registered or licensed has not had and will not have a Material Adverse Effect on Parent.

                    7.1.4. Part 7.1.4 of the Parent Disclosure Schedule accurately sets forth (i) the names of the members of Parent's board of directors, (ii) the names of the members of each committee of the Company's board of directors, and (iii) the names and titles of Parent's officers.

                    7.1.5. Except for Merger Sub and Parent's subsidiary(ies) set forth in Part 7.1.5 of the Parent Disclosure Schedule (collectively, the "Parent Subsidiaries"), Parent does not own, directly or indirectly, any controlling interest in any entity and Parent has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity interest in, any entity. Each of the Parent Subsidiaries is duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all requisite corporate power and authority to conduct its business in the manner in which its business is currently being conducted and to own and use its assets in the manner in which its assets are currently owned and used. Parent owns, beneficially and of record, all of the issued and outstanding share capital of each Parent Subsidiary and all rights thereto free and clear of liens, claims, charges and other encumbrances and all rights, options to purchase, proxies, voting agreements, calls or commitments of every kind. Parent has not agreed and is not obligated to make any future investment in or capital contribution to the Parent Subsidiaries or any entity. The Parent has not guaranteed and is not responsible or liable for any obligation of the Parent Subsidiaries or any of the entities in which it owns or has owned any equity interest. All issued and outstanding share capital of each Parent Subsidiary was duly authorized and is validly issued and outstanding, fully paid and non-assessable.

          7.2.      SEC Filings; Financial Statements.
          -------------------------------------------
                    7.2.1. Parent has timely filed all required forms, reports and documents with the SEC since becoming a SEC reporting company on September 19, 2000, each of which has complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, each as in effect on the dates such forms, reports, and documents were filed. Parent has made available to the Company and each of the Company Stockholders accurate and complete copies (excluding copies of exhibits) of each report, registration statement and definitive proxy statement filed by Parent with the SEC between such date and the date of this Agreement (the "Parent SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) each of the Parent SEC Documents, including any financial statements or schedules included or incorporated by reference therein, complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act and the rules and regulations promulgated thereunder (as the case may be).


                    7.2.2. The consolidated financial statements contained in the Parent SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto;
                              (ii) were prepared in accordance with US generally accepted accounting principles applied on a consistent basis throughout the periods covered; and (iii) fairly present the consolidated financial position of Parent and its subsidiaries as of the respective dates thereof and the consolidated results of operations of Parent and its subsidiaries for the periods covered thereby.

          7.3.      Authority; Binding Nature of Agreement. Each of Parent and
          ------------------------------------------------
                    Merger Sub has the absolute and unrestricted right, power and authority to perform its obligations under this Agreement. The execution, delivery and performance by each of Parent and Merger Sub of this Agreement (including, in relation to Parent, the contemplated issuance of Parent Ordinary Shares as part of the Merger Consideration in accordance with this Agreement) have been duly authorized by all necessary action on the part of Parent and its board of directors and by Merger Sub and its board of directors and stockholders. Other than the issuance of the Additional Consideration Shares pursuant to Section 4.1 above, no vote of Parent's shareholders is needed to approve any of the transactions contemplated by this Agreement. This Agreement constitutes the legal, valid and binding obligation of Parent, enforceable against it in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

          7.4.      Valid Issuance. The Parent Ordinary Shares to be issued in
          ------------------------
                    the transactions contemplated by this Agreement as part of the Merger Consideration will, when and if issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.


          7.5.      Consents and Approvals. Except as set forth on Part 7.5 of
          --------------------------------
                   the Parent Disclosure Schedule, no filing or registration with, no notice to and no permit, authorization, consent or approval of any third party or any Governmental Body is necessary for the consummation by Parent of the transactions contemplated by this Agreement.

          7.6.      No Violation. Neither the execution and delivery of this
          ----------------------
                    Agreement by Parent, the performance by Parent of its obligations hereunder nor the consummation by Parent of the transactions contemplated hereby will (a) violate, conflict with or result in any breach of any provision of the Articles or Memorandum of Association of Parent, (b) violate any order, writ, judgment, injunction, decree, statute, rule or regulation of any court or domestic or foreign Governmental Body applicable to Parent, or (c) violate, conflict with or result in any breach of any provisions of any material Contract of Parent, which such violation can be reasonably expected to have a Material Adverse Effect on the Parent.

          7.7.      Legal Proceedings. Except as set forth in the Parent SEC
          ---------------------------
                    Documents or in Part 7.7 of the Parent Disclosure Schedule, Parent is not aware of any pending Legal Proceeding, and, to Parent's best knowledge, no Person has threatened to commence any Legal Proceeding: (i) that involves Parent or any of the assets owned or used by Parent or any Person whose liability Parent has or may have retained or assumed, either contractually or by operation of law; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated by this Agreement. To Parent's best knowledge, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.


          7.8.      Receipt of Information. Parent has been afforded the
          --------------------------------
                    opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the Company's business, assets and financial position. The provisions of this Section 7.8 shall not be deemed to derogate in any manner from the Company's and the Company Stockholders' representations and warranties set forth in Sections 5 and 6 above.

          7.9.      Non-Contravention; Consents. Except as set forth in Part 7.9
          -------------------------------------
                    execution, delivery or performance of this Agreement, nor
                    (2) the consummation of any of the transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

                    7.9.1. contravene, conflict with or result in a violation of (i) any of the provisions of Parent's or Merger Sub's charter documents, or (ii) any resolution adopted by Parent's or Merger Sub's stockholders, Parent's or Merger Sub's board of directors or any committee of Parent's or Merger Sub's board of directors;

                    7.9.2. contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which Parent or Merger Sub, or any of the assets owned or used by Parent or Merger Sub, is subject;

                    7.9.3. contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Parent or Merger Sub or that otherwise relates to Parent's business or to any of the assets owned or used by Parent;

                    7.9.4. contravene, conflict with or result in a material violation or breach of, or result in a material default under, any provision of any Contract of Parent that is or would constitute a material Contract of Parent, or give any Person the right to (i) declare a default or exercise any remedy under any such Contract, (ii) accelerate the maturity or performance of any such Contract, or
                              (iii) cancel, terminate or modify any such Contract; or

                    7.9.5. result in the imposition or creation of any Lien or Encumbrance upon or with respect to any asset owned or used by Parent (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of Parent).

                    Except as set forth in Part 7.9 of the Parent Disclosure Schedule, the Company is not and will not be required to make any filing with or give any notice to, or to obtain any material Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or
                    (y) the consummation of any of the transactions contemplated by this Agreement.

          7.10.     Absence of Changes. Except as provided in the Parent SEC
          ----------------------------
                    Documents or as set forth in Part 7.13 of the Parent Disclosure Schedule, since December 31, 2001:


                    7.10.1. there has not been any material adverse change in Parent's business, prospects, operations, assets, liabilities, debts, work force or its condition (financial or otherwise) and no event has occurred that will, or could reasonably be expected to, have a Material Adverse Effect on Parent;

                    7.10.2. there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of Parent's assets (whether or not covered by insurance);

                    7.10.3. Parent has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, and has not repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;


                    7.10.4. except as set forth in the Parent SEC Documents or any issuance of incentives under Parent's stock incentive plan, Parent has not sold, issued or authorized the issuance of (i) any capital stock or other security, (ii) any option or right to acquire any capital stock or any other security or
                              (iii) any instrument convertible into or exchangeable for any capital stock or other security;

                    7.10.5. Parent has not amended or waived any of its rights under, or permitted the acceleration of vesting under, (i) any provision of employee options plans (written or oral), (ii) any provision of any agreement evidencing any outstanding option exercisable into Parent Ordinary Shares, or (iii) any restricted stock purchase agreement;

                    7.10.6. except as required by this Agreement, there has been no amendment to Parent's charter documents, and Parent has not effected or been a party to any recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;


                    7.10.7. Parent has not changed any of its methods of accounting or accounting practices in any respect;

                    7.10.8.   Parent has not made any Tax election;

                    7.10.9. Parent has not amended or prematurely terminated, or waived any material right or remedy under any material Contract of Parent.

                    7.10.10. Parent has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of assets made in the ordinary course of business consistent with Parent's past practices; and

                    7.10.11. Parent has not agreed or committed to take any of the actions referred to in clauses 7.10.3 through
                              7.10.10 above.


          7.11.     Properties and Assets. Except as disclosed in Part 7.11 of
          -------------------------------
                    the Parent Disclosure Schedule or in Parent's SEC Documents, Parent has good title to its assets, including without limitation those reflected in Parent SEC Documents, free and clear of any Security Interests.

          7.12.     NASDAQ Listing. Parent Ordinary Shares are listed and trade
          ------------------------
                    on NASDAQ under the symbol "VRYA." Other than as set forth in the Parent SEC Documents, Parent has not received notice from Nasdaq (1) that it has or will suspend trading of Parent Ordinary Shares for any reason or (2) that Parent is not in compliance with any applicable Nasdaq Marketplace Rules and is subject to delisting if it does not comply with such NASDAQ Marketplace Rules.

          7.13      Full Disclosure. This Agreement (including the Parent
          -------------------------
                    Disclosure Schedule) does not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

          7.14      Brokers. Except as disclosed in Part 7.14 of the Parent
          -----------------
                    Disclosure Schedule, no broker, finder or investment banker, for which the Company or Parent may be liable, is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent, Merger Sub or any of their respective directors, officers, employees or agents.

          7.15      Intellectual Property. Parent owns all right, title and
          -------------------------------
                    interest to, or has the right to use pursuant to a valid and enforceable written license, all industrial and intellectual property rights, in any jurisdiction throughout the world, including patents, patent applications and patent disclosures; trademarks, trade names, service marks and Internet domain names, and registrations and applications; copyrights, copyright registrations and copyright applications; know-how, trade secrets, proprietary processes and formulae, specifications, flow charts, inventions, instructions, marketing materials and all documentation and media constituting, describing or relating to the foregoing, including manuals, memoranda and records; and, computer software (including source code and object code, data, databases and documentation) ("Intellectual Property Rights") necessary for its business as currently conducted (the "Parent Intellectual Property Rights"). Parent has not received any written notice (including any cease and desist letters or offers to license) of infringement of or conflict with asserted rights of others with respect to the use of Intellectual Property Rights. To the knowledge of Parent, all patents and other registrations for Parent Intellectual Property Rights are valid and enforceable and none of the Parent Intellectual Property Rights has been misused, and except as set forth in Part 7.15 of the Disclosure Schedule, no claim by any third party contesting the validity, enforceability, use or ownership of the Parent Intellectual Property Rights has been made or is currently pending or to the knowledge of Parent threatened and there are no grounds for same. No loss or expiration of any patents or registrations included in the Parent Intellectual Property Rights is pending or threatened (except for patents expiring at the end of their statutory terms and not due to Parent's failure to pay maintenance fees). Parent has performed all acts and has paid all required fees and taxes to maintain all patents, registrations and applications of such Parent Intellectual Property Rights in full force and effect, except for such non-performance which can not be reasonably expected to have a Material Adverse Effect on the Parent. To its knowledge, Parent does not and shall not in the conduct of its business as now conducted infringe or conflict with any right of any third party where such infringement or conflict would reasonably be expected to result in any Material Adverse Effect. Parent is not, and will not be as a result of the execution and delivery of this Agreement or the performance of any obligations hereunder, in breach of any license or other agreement relating to any Intellectual Property Rights. To the knowledge of Parent, no third party is infringing or has infringed any Parent Intellectual Property Rights and Parent is not aware of any facts indicating a likelihood of the foregoing.

          7.16      Compliance With Legal Requirements. Parent holds all
          --------------------------------------------
                    material licenses, certificates, permits, franchises and rights from all appropriate foreign, federal, state or other public authorities necessary for the conduct of its business and the use of its assets, other than such licenses, certificates, permits or franchises that the lack of which can not be reasonably expected to have a Material Adverse Effect on the Parent. Parent is presently conducting its business so as to comply in all material respects with all applicable statutes, ordinances, rules, regulations and orders of any governmental authority other than such non-compliances which can not be reasonably expected to have a Material Adverse Effect on the Parent. Further, except as set forth in the Parent SEC Documents, Parent is not presently charged with or, to the knowledge of Parent, under governmental investigation with respect to, any actual or alleged violation of any statute, ordinance, rule or regulation. Parent is presently not the subject of any pending or, to its knowledge, threatened adverse proceeding by any regulatory authority having jurisdiction over its business, properties or operations. None of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will result in the termination of any such license, certificate, permit, franchise or right held by Parent.

          7.17      Survival. The representations and warranties contained in
          ------------------
                    this Section 7 shall survive until the expiration of the one hundred twenty (120) day period immediately following the Closing Date.

8.        Further Actions.

          8.1.      Public Announcements. The Company and Company Stockholders
          ------------------------------
                    shall not (and the Company shall not permit any of its Representatives to) issue any press release or make any public statement regarding this Agreement, or regarding any of the transactions contemplated by this Agreement, without Parent's prior written consent, and Parent shall not (and shall not permit any of its Representatives to) issue any press release or make any public statement regarding this Agreement, or regarding any of the transactions contemplated by this Agreement, without the Company's prior written consent. Notwithstanding the provisions of the preceding sentence, each party shall be permitted to issue any press release or make any public statement as such party is advised by counsel is legally required to be issued or made under any applicable laws. Except as is legally required under applicable law, no party shall make a public announcement or press release referencing or mentioning GE Capital Equity Investments, Inc. ("GE") or any affiliate of GE without the express prior written consent of GE.


          8.2.      Lock-Up. Concurrently with the execution and delivery of
          -----------------
                    this Agreement, the Company Stockholders, Management Stockholders and Company Optionholders shall execute a Lock-up Agreement in form attached hereto as Exhibit 8.2 (the "Lock-Up Agreement"). "Locked-Up" shall mean the commitment and obligation of the Company Stockholders not to sell, transfer, offer for sale, pledge, dispose of, encumber or undertake to do any of the foregoing with respect to any applicable

                    Initial Consideration and the Additional Consideration Shares (if issued). Notwithstanding the foregoing, in the event that within six (6) months following the Closing Date, Parent issues any of its securities as part of a private placement, and the Lock-Up obligations agreed with the purchasers of such securities are more favorable to such purchasers (compared to the Lock-Up obligations set forth above) then the Lock-Up obligations imposed on the Company Stockholders, Management Stockholders and Company Optionholders shall be automatically amended to be equal to those agreed with such new purchasers.

          8.3.      Registration of Shares. Parent and the Company Stockholders
          --------------------------------
                    shall, as of the Closing Date, enter into a Registration Rights Agreement (the "Registration Rights Agreement") relating to the registration of the Parent Ordinary Shares, in the form attached as Exhibit 8.3 of this Agreement.

          8.4.      Employees. As soon as practicable after the Closing Date,
          -------------------
                    Parent shall provide to all employees of the Company who shall remain in the employ of the Company (the "Continuing Employees") such employee benefits plans, programs and arrangements as are generally made available to employees of Parent's US subsidiary (the "US Subsidiary"), provided, however, that (a) nothing in this Section 8.4 or elsewhere in this Agreement shall limit the right of Parent or the Surviving Corporation to amend or terminate any such health and/or welfare benefit plan at any time, and (b) if Parent or the Surviving Corporation terminates any such health and/or welfare benefit plan, then, subject to any appropriate transition period, the Continuing Employees shall be eligible to participate in US Subsidiary's health, vacation and other non-equity based employee benefit plans, to substantially the same extent as similarly situated employees of the US Subsidiary. The Continuing Employees shall be given, to the extent consistent with US Subsidiary's benefit plans and with applicable Legal Requirements, service credit under US Subsidiary's benefit plans, for purposes of eligibility and vesting, equal to the service credit currently provided to such Continuing Employees under comparable US Subsidiary Employee Plans. Nothing in this Section 8.4 or elsewhere in this Agreement shall be construed to create a right in any employee to employment with Parent, the US Subsidiary, the Surviving Corporation or any Subsidiary of the Surviving Corporation and, subject to any other binding agreement between an employee and Parent, the US Subsidiary, the Surviving Corporation or any Subsidiary of the Surviving Corporation, the employment of each Continuing Employee shall be "at will" employment.


          8.5.      Tax Liability. Each party shall be responsible for all its
          -----------------------
                    respective tax obligations deriving from the transactions contemplated in this Agreement.


          8.6.      Waiver of Dissenters' Rights. Each of the Company
          --------------------------------------
                    Stockholders, by its execution of this Agreement, agrees that it will not exercise any dissenters' or similar rights in connection with the Merger and acknowledges that such Company Stockholder hereby waives any and all dissenting or similar rights, under any and all applicable laws, in connection with the transactions contemplated under this Agreement.

          8.7.      Right to appoint a Board member and observer to Parent's
          ------------------------------------------------------------------
                    Board. GE shall have the right, starting from the annual
                    ------
                    meeting of Parent's shareholders in 2002 and until the annual meeting of Parent's shareholder in 2003, to nominate one director (the "GE Designee"), who shall be Michael Donnelly. In addition, upon the election of the GE Designee and so long as such GE Designee serves as a member of Parent's board of directors, GE shall have the right to appoint a non-voting observer to the Board of Directors (or to nominate one person for election to Parent's Board of Directors, if and when agreed with Parent). The Board of Directors of Parent shall recommend to the shareholders of Parent to vote for the election of such director and Parent will use its best efforts to cause such election.


          8.8.      Further Assurances. If, at any time after the Closing Date,
          ----------------------------
                    Parent shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are reasonably necessary, desirable or proper to carry out the purposes of this Agreement, Parent shall so advise the Company Stockholders in writing, and the Company Stockholders thereupon shall execute and deliver all such deeds, bills of sale, assignments and assurances and do all such other acts and things reasonably necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under the Shares, and otherwise to carry out the purposes of this Agreement.

          8.9.      Approval of Parent Shareholders. Parent agrees that it will
          -----------------------------------------
                    submit to its shareholders for a vote or approval prior to the date of the Second Closing, the issuance of the Additional Consideration Shares to the Company Stockholder, Management Stockholders and Company Optionholders as the Additional Consideration Payment.

9.        Deliverables: Prior to the signature of this Agreement, each of the
----------------------
          parties shall have delivered to the other party the following deliverables:


                    9.1 The Company and the Company Stockholders shall have delivered to the Parent:


                    9.1.1. A legal opinion of Morris, Manning & Martin, L.L.P., counsel for the Company, in the form attached as Exhibit 9.1.1 hereto, addressed to Parent and dated as of the Closing Date;


                    9.1.2. A certificate, in the form attached as Exhibit 9.1.2, executed by two Officers of the Company certifying that each of the representations and warranties set forth in Section 5 is accurate in all material respects as of the Closing Date, and that the conditions set forth in such certificate have been duly satisfied (the "Company Closing Certificate");

                    9.1.3. A certificate of good standing of the Company from the Secretary of State of Georgia dated no earlier than one day prior to the date of the Agreement;


                    9.1.4. The executed Lock-Up Agreements, signed by all of the Company Stockholders;

                    9.1.5. Duly executed written resolutions of the Company's Stockholders approving and adopting the Merger, in the form attached as Exhibit 9.1.5.

                    9.1.6. Written resignations of all directors of the Company and all members of the Audit Committee and Compensation Committee of the Company, effective as of the Closing Date;


                    9.1.7. Certificates representing all the Shares, accompanied by share transfer deeds duly executed.


                    9.1.8 The executed consent of the landlord of the Company's premises in Atlanta to the sub-lease of such premises to any third party who shall sign the sub-lease agreement in the form attached to such consent.

                    9.1.9 A executed release, in the form of Exhibit 9.1.10, signed by each of the Company Stockholders.


                    9.1.10 Duly executed written resolutions of the Company's Board of Directors approving and adopting the Merger and the other transactions under this Agreement, in the form attached as Exhibit 9.1.10.

                    9.1.11 Duly executed undertaking letters by the Company Stockholders in the form attached as Exhibit 9.1.11.

                    9.1.12 Executed copy of the Georgia Certificate of Merger.





          9.2       The Parent shall have delivered to the Company:


                    9.2.1 A legal opinion of Meitar, Liquornik, Geva & Co., Israeli attorneys to the Parent, in form attached as Exhibit 9.2.1 hereto, addressed to the Company and dated as of the Closing Date;


                    9.2.2 A legal opinion of Testa, Hurwitz & Thibeault, LLP, U.S. attorneys to the Parent, in form attached as Exhibit 9.2.2 hereto, addressed to the Company and dated as of the Closing Date;


                    9.2.3     a certificate in the form attached as Exhibit
                              9.2.3 hereto executed by an Officer of Parent certifying that each of the representations and warranties set forth in Section 7 is accurate in all material respects as of the Closing Date and that the conditions set forth in such certificate have been duly satisfied.

                    9.2.4     Executed Registration Rights Agreement.


          9.2.5     A Voting Agreement signed by Samuel HaCohen, in the form
          ---------
                    attached as Exhibit 9.2.5 hereto.


10.       The Second Closing:

          The consummation of the Second Closing shall be subject to the satisfaction, at or prior to the Second Closing, of each of the following conditions, any or all of which may be waived in writing by
          Parent:

          10.1 No Restraints. No temporary restraining order, preliminary ----------------------- or permanent injunction or other order preventing the consummation of the transactions contemplated by this Agreement shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the transactions contemplated by this Agreement that makes consummation of the transactions contemplated by this Agreement illegal, which Legal Requirement shall not have been removed within thirty (30) days of enactment.

          10.2      No Legal Proceedings. No Person (excluding Parent and its
          ------------------------------
                    affiliates) shall have commenced or taken substantial steps towards any Legal Proceeding seeking to enjoin the consummation of the Merger or the Second Closing.


11.       Miscellaneous Provisions

          11.1.     Each of Parent and the Company shall bear and pay all fees,
          ----------
                    costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by such party (and, in the case of the Company Stockholders, also by the Company) in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) the investigation and review conducted by Parent and its Representatives with respect to the Company's business (and the furnishing of information to Parent and its Representatives in connection with such investigation and review), provided, that any audit of the Company's financial statements for 2001 shall be a cost of Parent and not the Company (b) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule) and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, and (c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained in connection with any of such transactions; provided, however, that the Company's legal and all other expenses with respect to the transactions contemplated under this Agreement shall not exceed an aggregate amount of $100,000. For the avoidance of doubt, each of Parent on the one hand, and the Company on the other hand, shall bear and pay for all such fees, costs and expenses incurred by such party in connection with the transactions contemplated by this Agreement. In addition, it is agreed and understood that each of the Company Stockholders shall pay its own expenses in connection with the transactions contemplated by this Agreement.


          11.2      Further Assurances. Each party hereto shall execute and
          ----------------------------
                    cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

          11.3.     Notices. Any notice or other communication required or
          -----------------
                    permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered,given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

                              if to Parent or Merger Sub:

                              ViryaNet Limited
                              2 Willow Street
                              Southborough, MA, 01745
                              Attention:  Win Burke, Chief Executive Officer

                              Meitar, Liquornik, Geva & Co.
                              16 Abba Hillel Silver Rd.
                              Ramat Gan, 52506
                              Israel
                              Attention: Dan Geva, Adv.

                              if to the Company:

                              11605 Haynes Bridge Road
                              Alpharetta, Georgia 30004
                              Attention: Lawrence Duckworth

                              with a copy to:

                              Morris, Manning & Martin, L.L.P.
                              1600 Atlanta Financial Center
                              3343 Peachtree Road, N.E.
                              Atlanta, Georgia 30326
                              Attention: Charles R. Beaudrot, Jr.

                              If   to the Company Stockholders:

                              at such address listed on Exhibit 11.3 attached
                              hereto                    ------------



          11.4.     Headings. The boldface headings contained in this Agreement
          ------------------
                    are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.


          11.5.     Counterparts. This Agreement may be executed in several
          ----------------------
                    counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

          11.6.     Governing Law. This Agreement shall be construed in
          -----------------------
                    accordance with, and governed in all respects by, the internal laws of the State of New York (without giving effect to principles of conflicts of laws). Each party to this Agreement consents to the exclusive jurisdiction and venue of the courts of the State of New York.


          11.7.     Successors and Assigns. This Agreement shall be binding upon
          --------------------------------
                    the Company, each of the Company Stockholders and their respective successors and assigns (if any), Parent, Merger Sub and their successors and assigns (if any). Neither party may assign any of its rights under this Agreement to any other Person without obtaining the consent or approval of the other parties hereto.

          11.8.     Specific Performance. The parties to this Agreement agree
          ------------------------------
                    that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

          11.9.     Amendments. This Agreement may not be amended, modified,
          --------------------
                    altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.


          11.10.    Severability. In the event that any provision of this
          ----------------------
                    Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

          11.11.    Entire Agreement. This Agreement sets forth the entire
          --------------------------
                    understanding of the parties hereto relating to the subject matter hereof and thereof and supersedes all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof, including the Non-Binding Term Sheet between the Company and the Parent dated January 18, 2002.

          11.12.    Construction.
          ----------------------


                    11.12.1. For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

                    11.12.2. The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

                    11.12.3. As used in this Agreement, the words "include" and "including" and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation".

                    11.12.4 Except as otherwise indicated, all references in this Agreement to "Sections", "Schedules" and "Exhibits" are intended to refer to Sections of this Agreement and Schedules and Exhibits to this Agreement.

          11.13     Consent to Jurisdiction. EACH PARTY TO THIS AGREEMENT HEREBY
          ----------------------------------
                    IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF NEW YORK STATE SITTING IN THE COUNTY OF NEW YORK OR ANY FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE SOUTHERN DISTRICT OF NEW YORK IN ANY SUIT, ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY. NO PARTY TO THIS AGREEMENT MAY MOVE TO
                    (I) TRANSFER ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH NEW YORK COURT OR FEDERAL COURT TO ANOTHER JURISDICTION, (II) CONSOLIDATE ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH NEW YORK COURT OR FEDERAL COURT WITH A SUIT, ACTION OR PROCEEDING IN ANOTHER JURISDICTION OR
                    (III) DISMISS ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH NEW YORK COURT OR FEDERAL COURT FOR THE PURPOSE OF BRINGING THE SAME IN ANOTHER JURISDICTION. EACH PARTY AGREES THAT A FINAL JUDGMENT IN ANY SUCH SUIT, ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY NEW YORK COURT SITTING IN THE COUNTY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE SOUTHERN DISTRICT OF NEW YORK. EACH PARTY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY NOTICE IN THE MANNER SPECIFIED IN SECTION 11.3.

          11.14     WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO
          -------------------------------
                    THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.

                    [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]









                  IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

                                        VIRYANET LTD.



                                        By:
                                           -------------------------------
                                        Name:
                                             -----------------------------
                                        Title:
                                              ----------------------------

                [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]









                                       VIRYANET ACQUISITION, INC.


                                       By:
                                          --------------------------------
                                       Name:
                                            ------------------------------
                                       Title:
                                             -----------------------------

                [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]









                                       IMEDEON, INC.


                                       By:
                                          --------------------------------
                                       Name:
                                            ------------------------------
                                       Title:
                                             -----------------------------

                [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]








                                       GE CAPITAL EQUITY INVESTMENTS, INC.


                                       By:
                                          --------------------------------
                                       Name:
                                            ------------------------------
                                       Title:
                                             -----------------------------

                [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]









                            ECTMI TRUTTA HOLDINGS LP

                                       By:
                                          --------------------------------
                                       Name:
                                            ------------------------------
                                       Title:
                                             -----------------------------

                [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]









                                       AETHER SYSTEMS INC.


                                       By:
                                          --------------------------------
                                       Name:
                                            ------------------------------
                                       Title:
                                             -----------------------------

                [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]









                                       VALENTIS INVESTORS LLC

                                       By:
                                          --------------------------------
                                       Name:
                                            ------------------------------
                                       Title:
                                             -----------------------------

                [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]









                                       IMPRIMIS SB, L.P.


                                       By: Imprimis SB G.P. LLC
                                           Its General Partner


                                           By:
                                              ----------------------------
                                             Name:
                                                  ------------------------
                                             Title:
                                                   -----------------------

                [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]









                                       INSIGHT CAPITAL PARTNERS II, L.P.


                                       By: InSight Venture Associates II, L.L.C.
                                           Its General Partner


                                       By:
                                          --------------------------------
                                       Name:
                                            ------------------------------
                                       Title:  Its Managing Member
                                             -----------------------------

                [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]









                                       INSIGHT CAPITAL PARTNERS
                                       (CAYMAN) II, L.P.


                                       By:  InSight Venture Associates II, LLC
                                            Its General Partner


                                       By:
                                          ---------------------------------
                                       Name:
                                            -------------------------------
                                       Title:
                                             ------------------------------

                [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]










                                       ---------------------------------
                                       JOSEPH MEDIATE

                [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]









                                       MEDIATE INVESTMENTS, LLLP

                                       By:
                                          --------------------------------
                                       Name:
                                            ------------------------------
                                       Title:
                                             -----------------------------

                                     ANNEX I

                               CERTAIN DEFINITIONS

     For purposes of the Agreement (including this Annex I):

     "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

     "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

     "Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to Parent on behalf of the Company.

     "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

     "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Governmental Authorization" shall mean any: (a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

     "Governmental Body" or "Governmental Authority" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

     "Liens" shall mean all mortgages, pledges, liens, security interests, conditional and installment sale agreements, encumbrances, charges or other claims of third parties of any kind.

     "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

     "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

     "Material Adverse Effect" A violation or other matter will be deemed to have a "Material Adverse Effect" if such violation or other matter can be reasonably expected to have a material adverse effect on the business, condition, assets, liabilities, operations or financial performance or prospects.

     "Person" shall mean any individual, Entity or Governmental Body.

     "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

     "SEC" shall mean the United States Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Stock Plans" shall mean the iMedeon Stock Incentive Plan, as amended, or any other plan or program used by Company to grant Company Options.

     "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

     "Tax Returns" shall mean returns, reports and information statements with respect to Tax required to be filed by or on behalf of the Company with any taxing authority, domestic or foreign.